UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 16, 2015
(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 16, 2015, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that in the fiscal 2015 fourth quarter, the tenant that is leasing approximately 196,000 square feet of the approximately 280,000 square foot industrial building at 5220 Jaindl Boulevard in Hanover Township in the Lehigh Valley of Pennsylvania (“5220 Jaindl Boulevard”) exercised its option to lease the balance of the building. 5220 Jaindl Boulevard was constructed in fiscal 2015 and placed in service at the end of the fiscal 2015 third quarter. The lease of the remaining space in 5220 Jaindl Boulevard is scheduled to become effective in June 2016. Also in the fiscal 2015 fourth quarter, Griffin entered into two new leases of industrial space aggregating approximately 39,000 square feet in New England Tradeport (“Tradeport”), Griffin’s industrial park located in Windsor and East Granby, Connecticut and renewed and extended a lease in Tradeport of approximately 127,000 square feet.

For the fiscal 2015 full year, Griffin leased approximately 191,000 square feet of previously vacant space in addition to the 280,000 square feet of 5220 Jaindl Boulevard. Griffin also renewed and extended several leases aggregating approximately 397,000 square feet during fiscal 2015, while several leases aggregating approximately 52,000 square feet expired and were not renewed and a lease of approximately 31,000 square feet was terminated prior to its scheduled expiration date with Griffin receiving a payment in exchange for the early termination. As of the end of fiscal 2015, Griffin’s portfolio was approximately 3,044,000 square feet of which approximately 89% was leased, as compared to a portfolio of approximately 2,764,000 square feet that was approximately 84% leased at the end of fiscal 2014.

Subsequent to the end of fiscal 2015, Griffin leased approximately 102,000 square feet in another of its Lehigh Valley industrial buildings, 4270 Fritch Drive, an approximately 303,000 square foot building that is now fully leased. With the newly signed lease in 4270 Fritch Drive, Griffin’s portfolio of properties is now approximately 92% leased. Griffin has also started construction of 5210 Jaindl Boulevard, an approximately 252,000 square foot industrial building located adjacent to 5220 Jaindl Boulevard. Together, these two buildings are known as Lehigh Valley Tradeport II. 5210 Jaindl Boulevard is expected to be completed in the fiscal 2016 third quarter.

A copy of Griffin’s December 16, 2015 press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s December 16, 2015 Press Release (attached hereto).

This Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward looking statements include the timing on the effective date of the full building lease at 5220 Jaindl Boulevard and the timing on completion of construction of 5210 Jaindl Boulevard. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: December 16, 2015